EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-140048, 333-141982, 333-157619 and
333-164389 on Form S-3 and Registration Statement Nos. 333-139661 and 333-149106 on Form S-8 of our report dated February 25, 2010, relating to the consolidated financial statements and financial statement schedule of Spectra Energy Corp, and the effectiveness of Spectra Energy Corp’s internal control over financial reporting (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of new accounting standards, the completion of the spin-off of Spectra Energy Corp from Duke Energy Corporation on January 2, 2007, and retrospective adjustments related to the adoption of ASC 810-10-65, “Consolidations – Overall – Transition” (previously SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”)), appearing in this Annual Report on Form 10-K of Spectra Energy Corp for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Houston, Texas

February 25, 2010